SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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Filed by a Party other than the Registrant  [   ]

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

STATE FINANCIAL SERVICES CORPORATION
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[GRAPHIC OMITTED][STATE FINANCIAL SERVICES LOGO]

March 22, 2004

Dear Shareholder:

        You are cordially invited to attend the 2004 Annual Meeting of Shareholders of State Financial Services Corporation. The 2004 Annual Meeting will be held at 4:00 P.M. Central Time on Wednesday, May 5, 2004 at Boerner Botanical Gardens in Whitnall Park, Hales Corners, Wisconsin.

        Information about the meeting, including a description of the matters on which the shareholders will act, is contained in the attached Notice of Annual Meeting and Proxy Statement. Directors and officers of State Financial Services Corporation as well as a representative from Ernst & Young LLP, State Financial Services Corporation’s independent auditors, will be present at the meeting to respond to any questions that shareholders may have.

        We encourage you to attend the Annual Meeting. For your convenience, we have included directions to the location of the Annual Meeting. Whether or not you plan to attend, we ask that you complete, sign, and date the enclosed proxy and return it in the envelope provided, so that your vote can be counted at the Annual Meeting.

        On behalf of the Board of Directors and the employees of State Financial Services Corporation, I wish to extend my gratitude for your continued support of our organization.

Sincerely,
/s/ Michael J. Falbo
Michael J. Falbo
President and Chief Executive Officer

815 North Water Street    •     Milwaukee, Wisconsin 53202    •    (414) 223-8400

STATE FINANCIAL SERVICES CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 5, 2004

TO THE SHAREHOLDERS OF STATE FINANCIAL SERVICES CORPORATION:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of State Financial Services Corporation (“SFSC” or the “Company”) will be held on May 5, 2004, at 4:00 P.M., Central Time, at Boerner Botanical Gardens at Whitnall Park, Hales Corners, Wisconsin for the following purposes:

1.	To elect four (4) directors to hold office until the annual meeting of shareholders in 2007 or until their respective successors are duly elected and qualified;

2.	To act upon a proposal to amend the State Financial Services Corporation 1998 Stock Incentive Plan.

3.	To consider and act upon such other business that may properly come before the meeting or any adjournment or postponement thereof.

        These items are more fully described in the Proxy Statement that accompanies this Notice.

        Shareholders of record at the close of business on March 15, 2004 will be entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE ANNUAL MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors
/s/ Michael J. Falbo
Michael J. Falbo
President and Chief Executive Officer

March 22, 2004

STATE FINANCIAL SERVICES CORPORATION
815 North Water Street
Milwaukee, Wisconsin 53202

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 5, 2004

INTRODUCTION

        This Proxy Statement is being furnished to the shareholders of State Financial Services Corporation (“SFSC” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of SFSC for use at the Annual Meeting of Shareholders of SFSC to be held at 4:00 P.M. Central Time on May 5, 2004 at Boerner Botanical Gardens at Whitnall Park, Hales Corners, Wisconsin, or any adjournment or postponement thereof (the “Meeting”).

        Purposes of the Meeting. At the Meeting, shareholders will consider and vote upon three matters: (1) the election of four directors to hold office until the annual meeting of shareholders in 2007 or until their respective successors are duly elected and qualified, (2) the proposal to amend the State Financial Services Corporation 1998 Stock incentive Plan, as amended (the “1998 Plan”), and (3) to consider and act upon such other business that may properly come before the Meeting.

        Proxy Solicitation. The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by executive officers and directors of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will reimburse brokers and other nominees who hold the Company’s common stock, $0.10 par value per share (the “Common Stock”) in their names and solicit proxies from the beneficial owners for reasonable out-of-pocket expenses. Proxy Statements and Proxies will be mailed to shareholders of record beginning on approximately March 22, 2004.

        Quorum and Voting Information. Only shareholders of record at the close of business on March 15, 2004 are entitled to notice of and to vote at the Meeting. As of March 15, 2004, there were issued and outstanding 6,992,642 shares of Common Stock, each of which is entitled to one vote per share. At the Meeting, a quorum will exist with respect to each matter to be voted upon if a majority of the votes entitled to be cast thereon is represented in person or by proxy.

        Proxies and Revocation of Proxies. A proxy in the accompanying form that is properly executed, duly returned to the Company and not revoked will be voted in accordance with instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the four persons nominated for election as directors referred to herein, FOR the proposal to amend the 1998 Plan, and on such other business or matters as may properly come before the Meeting in accordance with the best judgment of the persons named in the enclosed form of proxy. Delivering an executed proxy in response to the solicitation will not affect a shareholder’s right to attend the Meeting and vote in person. A shareholder giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or by delivering to the Company a duly executed proxy bearing a later date.

        Shareholder Proposals for Next Annual Meeting. Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) that are intended to be presented at the 2005 annual meeting of shareholders must be received by the Company no later than the close of business on November 19, 2004 to be considered for inclusion in the Company’s proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 2005 annual meeting must comply with the requirements set forth in the Company’s Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not later than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. The Meeting is scheduled to be held on May 5, 2004. Under the Bylaws, if the Company does not receive notice of shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2005 annual meeting of shareholders but does not intend to have included in the Company’s proxy materials) on or prior to February 4, 2005 (assuming a May 4, 2005 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2005 annual meeting. If the Board nonetheless chooses to present such proposal at the 2005 annual meeting, then the persons named in proxies solicited by the Board for the 2005 annual meeting may exercise discretionary voting power with respect to such proposal.

        Annual Report. The Company’s Annual Report to Shareholders, including audited financial statements for the year ended December 31, 2003, although not a part of this Proxy Statement, are delivered herewith.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

        The Board of Directors and the Nominees. The Board of Directors of the Company currently consists of ten persons, divided into three classes, each consisting of three or four directors elected to serve three-year terms. The Board of Directors is recommending that four individuals; Michael J. Falbo, Ulice Payne Jr., Richard A. Meeusen, Kristine A. Rappe; be elected to director positions at the Meeting, each for a term expiring on the date of the Company’s annual meeting to be held in 2007 or until their respective successors are duly elected and qualified. Mr. Falbo and Mr. Payne Jr. are currently directors of SFSC. Mr. Meeusen and Ms. Rappe, who were appointed during 2003 and 2004 respectively, are seeking election as directors of SFSC.

        Voting Information. Unless otherwise directed, the shares represented by all properly executed Proxies will be voted by the Proxyholders “FOR” the election of Mr. Falbo, Mr. Payne, Mr. Meeusen and Ms. Rappe. Management does not expect that Mr. Falbo, Mr. Payne, Mr. Meeusen or Ms. Rappe will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the Proxy holders reserve the right to vote for another person of their choice. Directors are elected by a “plurality” of the votes cast (assuming a quorum is present). This means that the number of nominees corresponding to the number of seats on a board of directors to be filled at a shareholders’ meeting who receive the highest number of votes will be elected as directors. In the case of the Meeting, the four nominees who receive the highest number of votes for their election as directors will be the persons elected to the four director positions to be filled at the Meeting. Consequently, any shares not voted on this matter (whether by abstention, broker nonvote or otherwise) will have no effect on the election of directors, except to the extent the failure to vote for an individual results in that individual not receiving a sufficient number of votes to be elected. An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum.

        Directors. The following sets forth the nominees and each director who will continue to serve after the date of the Meeting. SFSC is a bank holding company that owns State Financial Bank, National Association (“SFBNA”).

Name	Age	Positions Held with the Company	Director Since	Current Term Expires (1)
Jerome J. Holz	76	Chairman of the Board of SFSC and Chairman of the	1984	2005
		Board of SFBNA
Michael J. Falbo	54	President, Chief Executive Officer, and Director of	1984	2004
		SFSC and Vice Chairman and Chief Executive
		Officer of SFBNA
Robert J. Cera	42	Executive Vice President and Director of SFSC and	2002	2006
		President, Chief Operations Officer and Director of
		SFBNA
Richard A. Horn	79	Director of SFSC and SFBNA	1984	2006
Kristine Rappe	47	Director of SFSC and SFBNA	2004	2004
Richard A. Meeusen	49	Director of SFSC and SFBNA	2003	2004
Ulice Payne, Jr	48	Director of SFSC	1998	2004
Thomas S. Rakow	61	Director of SFSC and SFBNA	1999	2005
David M. Stamm	55	Director of SFSC and SFBNA	1993	2005
Barbara E. Weis	48	Director of SFSC and SFBNA	1993	2006

(1)	On the date of the annual shareholders’ meeting to be held in the year indicated.

        Jerome J. Holz serves as Chairman of the Board of SFSC. In this capacity, he consults on a regular basis with the management of SFSC concerning matters of strategic planning, business development, and company policy. Mr. Holz is also Chairman of the Board of SFBNA. He has been a director of SFSC since its organization in 1984 and a director of SFBNA since 1960. Mr. Holz has been Chairman of the Board and President of Holz Motors, Inc., an automobile dealership with locations in Hales Corners and Watertown, Wisconsin, since 1960.

        Michael J. Falbo has been President and Chief Executive Officer of SFSC since 1984. Mr. Falbo has also been Vice Chairman and Chief Executive Officer of SFBNA since 2000 and President and Chief Executive Officer of SFBNA from 1983 through 2000. Mr. Falbo has been a director of SFSC since its organization in 1984 and a director of SFBNA since 1983.

        Robert J. Cera joined the company in January 2002 as Executive Vice President and director of SFSC and as President and Chief Operating Officer and director of SFBNA. From 1995 to 2002, Mr. Cera was Chief Operating Officer and Chief Financial Officer of the Lang Companies, a privately held company located in Delafield, Wisconsin that produces and sells calendars, cards, stationary, candles and books. From 1988 to 1995, Mr. Cera was Treasurer, Senior Vice President and Chief Lending Officer of Bando McGlocklin Small Business Investment Corp., a publicly traded holding company that provides long-term secured loans to finance the growth, expansion and modernization of small business.

        Richard A. Horn has been President of Horn Bros., Inc., a retail feed, seed, and fertilizer firm located in Muskego, Wisconsin, since 1969. Mr. Horn has been a director of SFSC since 1984 and a director of SFBNA since 1971. Mr. Horn serves on the Compensation Committee, the Audit Committee and the Nominating and Governance Committee.

        Richard A. Meeusen has been President and Chief Executive Officer of Badger Meter, Inc, a firm specializing in the manufacture and marketing of metering systems since 2001. From 1995 to 2001, Mr. Meeusen was the Chief Financial Officer of Badger Meter, Inc. Mr. Meeusen also held the position of Chief Financial Officer at Zenith Sintered Products from 1988 through 1995 and held the position of Audit Manager at Arthur Anderson from 1980 through 1988. Mr. Meeusen has been a director of SFSC and SFBNA since July 2003. Mr. Meeusen was recommended as a director nominee by the Nominating and Governance Committee. Mr. Meeusen serves as the Chairman of the Audit Committee, and also serves on the Compensation Committee and Nominating and Governance Committee.

        Ulice Payne, Jr., was President and Chief Executive Officer of the Milwaukee Brewers Baseball Club from 2002 through 2003. From 1998 through 2002, Mr. Payne was a partner with the law firm of Foley & Lardner, Milwaukee, Wisconsin practicing in the firm’s securities and international law practice groups. From 1990 through 1998, Mr. Payne was a partner with the Milwaukee, Wisconsin law firm of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C. Mr. Payne has been a director of SFSC since 1998. Mr. Payne serves as the Chairman of the Nominating and Governance Committee, and also serves on the Compensation Committee. In addition, Mr. Payne serves as a director of Metropolitan Milwaukee Association of Commerce; National Multiple Sclerosis Society-Wisconsin Chapter; YMCA of Metropolitan Milwaukee; Wisconsin Energy Corporation; Midwest Air Group, Inc.; Badger Meter, Inc.; Bradley Center Sports and Entertainment Corporation (Chair); and Children’s Hospital of Wisconsin, Inc.

        Kristine Rappe has been Vice President and Corporate Secretary for Wisconsin Energy Corporation since 2001. From 1995 through 2001, Ms. Rappe held the position of Vice President of Customer Service for Wisconsin Energy Corporation. Ms. Rappe serves on the Wisconsin Energy Corporation’s Board of Directors as Corporate Secretary. In addition, Ms. Rappe serves on the Disclosure Committee and Audit Committee. Ms. Rappe has been a director of SFSC and SFBNA since January 2004. Ms. Rappe was recommended as a director nominee by the Nominating and Governance Committee. Ms. Rappe serves on the Compensation Committee and Nominating and Governance Committee.

        Thomas S. Rakow has been the President of IHC Group, Inc., Elgin, Illinois, a general contractor, since 1981; the President of Rakow Enterprises, Inc., Elgin, Illinois, an equipment leasing company, since 1991; and a partner in Harkow Partnership, Elgin, Illinois, a real estate company, since 1986. Mr. Rakow has been a director of SFSC since 1999 and a director of SFBNA since 1980. Mr. Rakow serves on the Nominating and Governance Committee and the Audit Committee and is Chairman of the Compensation Committee.

        David M. Stamm has been President of the George Webb Corporation, a franchise restaurant operation with locations in southeastern Wisconsin, since 1985. Mr. Stamm has been a director of SFSC since 1993 and of SFBNA since 1992. Mr. Stamm serves on the Compensation Committee, the Nominating and Governance Committee and the Audit Committee.

        Barbara E. Weis has been the owner of Barb’s Greenhouse Florist, a retail full-service flower shop in Hales Corners, Wisconsin, since 1978. Mrs. Weis has been a director of SFSC since 1993 and of SFBNA since 1981. Mrs. Weis is the daughter of Mr. Holz.

        Independent Directors. Of the ten directors currently serving on the Board of Directors, the Board has determined that Messrs. Horn, Meeusen, Payne, Rakow, Stamm, and Mrs. Rappe are “independent directors” as defined in the listing standards of the Nasdaq National Market and that Messrs. Horn, Meeusen, Rakow and Stamm also meet the additional independence standards for Audit Committee members.

        Board Committees. The Board of Directors has standing Compensation, Audit, and Nominating and Governance Committees. The Board has adopted, and may amend from time to time, a written charter for each of the Compensation, Audit, and Nominating and Governance Committees. The Company makes available on its website at www.statefinancialbank.com, free of charge, copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

        Compensation Committee. The Compensation Committee determines the annual base salary and other remuneration for the officers of SFSC and SFBNA, including the granting of any options or other awards pursuant to an incentive plans adopted by the Company. The Compensation Committee also acts as fiduciaries for the Company’s Money Purchase Pension Plan and Employee Stock Ownership Plan (“ESOP”) (collectively the “Plans”) and is responsible for conducting the business and activities of the Plans in accordance with the provisions of the Plans’ documents and the Company’s By-Laws. The Compensation Committee consists of Messrs. Rakow (Chairman), Horn, Meeusen, Payne, Stamm, and Mrs. Rappe. The Compensation Committee met twice during 2003.

        Audit Committee. The Audit Committee was established to assist in monitoring the independence of the Company’s outside auditors and thereby promote objectivity in the Company’s financial reports. The Audit Committee is comprised of Messrs. Horn, Meeusen (Chairman), Rakow, and Stamm. The Board has determined that Mr. Meeusen qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission. The Audit Committee serves as the liaison between the Company’s independent auditors and its Board of Directors. The Audit Committee’s responsibilities include, but are not limited to, assisting the Board in monitoring: the integrity of the Company’s financial statements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate the Company’s independent auditors and to approve the compensation paid to the independent auditors. The Audit Committee met four times during 2003.

        Nominating and Governance Committee. The principal functions performed by the Nominating and Governance Committee are: identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company; identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board; and developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating and Governance Committee, which consists of all of the independent members of the Board of Directors, met once in 2003. A member of the Nominating and Governance Committee must abstain from voting with respect to his or her own nomination. The Nominating and Governance Committee will consider persons recommended by shareholders to become nominees. Recommendations for consideration by the Nominating and Governance Committee should be sent to the Secretary of the Company in writing together with the appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to directly nominate a director candidate for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

        Nominations of Directors. In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.

However, the Nominating and Governance Committee believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	be accomplished in his or her respective field, and have broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company's business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the SEC.

•	Directors should be selected so that the Board represents diverse backgrounds and perspectives.

        Communications with the Board of Directors. Shareholders may communicate with the Board of Directors by delivering a written communication to the Secretary of the Company at State Financial Services Corporation, c/o the Board of Directors (or, at the shareholder’s option, c/o a specific director), 815 North Water Street, Milwaukee, Wisconsin 53202. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board of Directors or c/o a specific director) is delivered to the Board of Directors or the specified director, as the case may be.

        Meetings and Attendance. The Board of Directors held four meetings in 2003. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board held in 2003 and (b) the total number of meetings held by all committees of the Board on which the director served during the period.

        Directors are expected to attend the Company’s annual meeting of shareholders each year. All of the current directors who were serving on the Board at the time of the Company’s 2003 annual meeting of shareholders attended that meeting.

        Compensation of Directors. The Company has established a policy that no employee of SFSC or SFBNA may receive director fees for serving on the Boards of Directors of the SFSC or SFBNA. Accordingly, Messrs. Falbo and Cera, did not receive any director fees in connection with their respective director positions for services rendered in that capacity. In addition, Mr. Holz received no director compensation over and above the amounts paid under his Executive Employment and Consulting Agreement with respect to his director positions for services rendered in 2003.

        Directors of the Company (other than Messrs. Holz, Falbo and Cera) are paid a quarterly retainer of $1,562 and $1,562 for each regular quarterly Board meeting attended. In addition, the Board of Directors Audit Committee Chair is compensated an additional $2,000 annually, and Chairs of the Compensation Committee and Nominating Committee receive an additional $1,000 annually.

        Compensation of Executive Officers.

        Summary Compensation Information. The table on the following page sets forth certain information concerning the compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the other executive officers of the Company whose total salaries and bonuses exceeded $100,000 in 2003, as well as the respective compensation paid to each individual during the 2001 and 2002 fiscal years. The persons named in the table are sometimes referred to herein as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation (1)		Long Term Compensation
Name and Principal Position	Year	Salary $	Bonus ($) (2)	Awards Securities Underlying Options (# of Shares)	All Other Compensation (3)
Michael J. Falbo	2003	425,000	250,800	41,000	85,429
President and CEO - SFSC	2002	410,000	375,000	41,000	48,178
	2001	390,000	-0-	36,290	47,592

Robert J. Cera (4)	2003	260,000	138,100	23,210	43,774
Executive Vice President - SFSC	2002	223,700	162,000	23,080	-0-

Daniel L. Westrope (5)	2003	186,000	94,400	15,160	32,845
Senior Vice President and CFO -	2002	179,800	108,300	16,600	24,994
SFSC	2001	172,000	37,000	14,290	17,832

John B. Beckwith (6)	2003	135,000	41,300	13,150	20,695
Senior Vice President - SFBNA	2002	157,500	52,000	-0-	18,422
	2001	151,500	-0-	11,870	17,172

Peter LeSueur (7)	2003	135,000	33,300	3,100	7,001
Senior Vice President - SFBNA	2002	75,833	15,000	-0-	-0-

(1)	Certain personal benefits provided by the Company and its subsidiaries to the Named Executive Officers are not included in the table. The aggregate amount of such personal benefits for each Named Executive Officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.
(2)	The amount represents the bonus earned in the respective year but paid in the following year.
(3)	Other compensation amounts include compensation from ESOP Contributions, Money Purchase Pension Plan Contributions and the Supplemental Executive Retirement Plan. Following is a breakdown of these amounts for 2003 for the Named Executive Officers. Michael J. Falbo, ESOP Contributions — $9,929, Money Purchase Pension Plan Contributions — $11,600, and Supplemental Executive Retirement Plan Contributions — $63,900; Robert J. Cera, ESOP Contributions — $7,939, Money Purchase Pension Plan Contributions — $9,195, Supplemental Executive Retirement Plan — $26,640; Daniel L. Westrope, ESOP Contributions — $9,929, Money Purchase Pension Plan Contributions — $11,600, Supplemental Executive Retirement Plan — $11,316; John B. Beckwith, ESOP Contributions — $9,552, Money Purchase Pension Plan Contributions — $11,144; Peter LeSueur, ESOP Contributions – 3,351, Money Purchase Pension Plan Contributions — $3,650.
(4)	Mr. Cera joined the Company in January 2002. The amount of salary presented for 2002 represents the compensation from Mr. Cera’s date of hire to December 31, 2002.
(5)	Mr. Westrope was appointed Senior Vice President and Chief Financial Officer of SFSC in December 2002. Prior thereto, Mr. Westrope was President of SFBNA’s Suburban Market.
(6)	Mr. Beckwith was appointed Senior Vice President of SFBNA in June 2003. Prior thereto, Mr. Beckwith was President of SFBNA’s Metro Milwaukee Market.
(7)	Mr. LeSueur joined the Company in June 2002. The amount of salary presented for 2002 represents the compensation from Mr. LeSueur’s date of hire to December 31, 2002.

        Stock Options.

        1998 Stock Incentive Plan. The Company has in effect the 1998 Stock Incentive Plan pursuant to which options to purchase Common Stock may be granted to officers, directors, and other key employees of the Company and its subsidiaries. The following table sets forth options granted to Named Executive Officers during the year ended December 31, 2003.

Option Grants 2003

Individual Grants					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted (3)	Percent of Total Options Granted To Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5% (1,2)	10% (1,2)
Michael J. Falbo	41,000	20.54%	$18.69	1/31/2013	$481,916	$1,221,269
Robert J. Cera	23,210	11.63%	$18.69	1/31/2013	272,811	691,358
Daniel L. Westrope	15,160	7.60%	$18.69	1/31/2013	178,191	451,571
John B. Beckwith	13,150	6.59%	$18.69	1/31/2013	154,565	391,699
Peter LeSueur	3,100	1.55%	$18.69	1/31/2013	36,438	92,340

(1)	Values are calculated by subtracting the exercise price from the assumed future fair market value of the stock on the expiration date calculated at the indicated rate of return.
(2)	The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company’s Common Stock increasing to $30.44 and $48.48, respectively, from the exercise price of the options granted. The assumed rates of appreciation are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed rates are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

        The following table sets forth the year-end value of unexercised options held by the Named Executive Officers. Mr. Cera exercised 2,308 shares and Mr. Beckwith exercised 1,187 shares during 2003. The Named Executive Officers exercised no other options in 2003.

Aggregated Fiscal Year End Option Values
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)(1)	Value of Unexercised In-The-Money Options at Fiscal Year End ($)(1)
Michael J. Falbo	--	--	118,290	$1,475,056
Robert J. Cera	2,308	$18,545.80	43,982	464,331
Daniel L. Westrope	--	--	47,174	591,482
John B. Beckwith	1,187	$10,487.15	21,995	264,601
Peter LeSueur	--	--	3,100	24,397

(1)	Grants made after January 1, 2003 are subject to the following vesting schedule: one year from date of grant, 25% of the total stock options granted are vested, two years from date of grant an additional 25% is vested, and three years from date of grant the final 50% is vested

        Agreements With Named Executive Officers

        Supplemental Executive Retirement Plan. The Company maintains a Supplemental Executive Retirement Plan (“Supplemental Plan”) to supplement the benefits received by Messrs. Falbo, Cera, Westrope and Beckwith (collectively referred to as the “SERP Participants”) under the Company’s qualified retirement plans. Messrs. Falbo, Cera, Westrope and Beckwith have participated in the Supplemental Plan since 1994, 2002, 2000 and 1999, respectively. Due to restrictions imposed by the Internal Revenue Service, SFSC cannot contribute the same percentage of compensation on behalf of the SERP Participants that it can contribute on behalf of other employees. As a result, SFSC makes a limited contribution to its qualified retirement plans on the SERP Participants’ behalf. Their right to participate in the Supplemental Plan ceases at the earlier of their termination of employment or the date the Supplemental Plan is terminated by SFSC.

        Pursuant to the Supplemental Plan, SFSC contributes on behalf of the SERP Participants an amount equal to 12% of their compensation in excess of the compensation limits stated under the Internal Revenue Code (the “Code”) section 401(a)(17) for that year. Interest on the contributions made to the SERP Participants’ accounts is credited annually at a rate equal to the annual interest earnings for the Pension Plan. Messrs. Falbo, Cera, Westrope and Beckwith were eligible for contributions under the Supplemental Plan in 2003. Mr. Beckwith did not receive a contribution for this plan year.

        Benefits under the Supplemental Plan will begin to be made to the SERP Participants at the termination of their employment or retirement. The form in which benefits are paid the SERP Participants is determined by their age at the time of their termination or retirement. If the SERP Participants’ employment terminates on or after the date they attains age 65, benefits will be paid beginning the month following their termination or retirement and monthly thereafter until the final payment is made in the month they attain age 80. If the SERP Participants terminates employment on or after age 55, but before age 65, SFSC will begin paying the SERP Participants’ accumulated benefits in monthly installments beginning the first month following their termination and monthly thereafter until the final payment is made in the month they attain age 65. If the SERP Participants die after termination but before receipt of all benefits under the plan, the remaining benefits will be paid in installments to their spouse over the remaining term of the plan, as applicable. In the event the SERP Participants dies without a spouse or their widow dies before completion of the installment payments, the unpaid benefits will be paid to their or, if applicable, their widow’s estate in a lump sum. If the SERP Participants terminate employment prior to age 55, SFSC will pay the amount credited on their behalf under the plan as a lump sum. Messrs. Falbo, Cera, Westrope and Beckwith’s benefits under the Supplemental Plan will be fully and completely forfeited in the event they are terminated for cause.

        If Messrs. Falbo, Cera, Westrope and Beckwith die before age 65 and before beginning to receive benefits under the Supplemental Plan, their surviving spouse, or if there is no surviving spouse, their estate, shall be entitled to a lump sum benefit equal the greater of One Million Dollars ($1,000,000) for Messrs. Falbo and Cera, Three Hundred Thousand Dollars ($300,000) for Mr. Westrope, and Five Hundred Thousand Dollars ($500,000) for Mr. Beckwith, or the amount credited on Messrs. Falbo, Cera, Westrope, and Beckwith’s behalf under the Supplemental Plan, whichever is greater. The Company’s obligations under this plan are insured.

        Transition Agreements. The Company has entered into transition agreements with Messrs. Falbo, Cera, Westrope, and Beckwith and certain other key executives, which become effective upon a change of control of the Company. The transition agreements provide that, in the event of termination of such individual’s employment with the Company for any reason (other than death) within three years (two years in the case of Mr. Westrope and Mr. Beckwith) after a change of control of the Company or (in the case of Messrs. Falbo, Cera and Westrope) termination of employment by the individual within 60 days after the first anniversary of a change in control of the Company, such individual will receive a cash payment in an amount equal to the product of the sum of (i) the individual’s highest annual base salary during the twelve-month period preceding termination, (ii) the highest annual bonus paid during the three-year period preceding termination and (iii) the Company’s annual contribution to deferred compensation and pension plans for the year out of the three years prior to termination in which the Company’s contribution was the highest, multiplied by the number of years or fraction thereof remaining in the employment period under the agreements. Such individuals will also receive continued medical benefits, life insurance, welfare benefits and outplacement services until the earlier of end of the employment period remaining under the agreements or such time as the individual has obtained new employment. The contracts state that if any of the payments to the employees are considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then the Company will pay the penalty imposed upon the employee plus a tax gross-up. The agreements also provide the foregoing benefits in connection with certain terminations that are effected in anticipation of a change in control.

        A “change of control” for purposes of the transition agreements includes the following events: (i) continuing directors no longer constitute at least two-thirds of the directors serving on the Board, (ii) any person or group becomes a beneficial owner of 25% or more of the Common Stock or combined voting power of the Company’s voting securities, or (iii) the Company’s shareholders approve a merger, consolidation or share exchange involving the Company, the sale of substantially all of the Company’s assets or the liquidation or dissolution of the Company, unless in the case of a merger, consolidation or share exchange either (a) the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continue to represent at least 50% of the voting securities of the surviving entity or (b) the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continue to represent at least 25% of the voting securities of the surviving entity and continuing directors constitute at least a majority of the directors serving on the board of directors of the survivor entity. A continuing director is a director of the Company who was a director on a specified date (generally on or shortly prior to the date of the applicable transition agreement) or who was nominated or elected by two-thirds of the continuing directors (except in the case of an actual or threatened proxy or control contest).

        Executive Employment and Consulting Agreement. On December 31, 1999, the Company entered into an Executive Employment and Consulting Agreement with Jerome J. Holz, pursuant to which the Company will pay Mr. Holz annual compensation of $100,000 per year for each year (or portion thereof) that Mr. Holz serves as Chairman of the Board of the Company; provided that Mr. Holz shall not continue to serve as Chairman of the Board after December 31, 2004. Under the agreement, Mr. Holz will serve as a consultant to the Company for life beginning January 1, 2000, and the Company will pay Mr. Holz an annual consulting payment of $225,000 (subject to downward adjustment) and provide supplemental Medicare insurance coverage and prescription medication coverage for each year during such consulting period. The agreement also provides that in the event of a change in control of the Company, Mr. Holz shall receive one lump sum payment equal to the then present value of the remaining consulting compensation for the remainder of Mr. Holz’s then actuarial life expectancy. The agreement uses the same definition of a “change of control” as the transition agreements described above.

        Board of Directors Report on Executive Compensation. The Compensation Committee consists of Messrs. Horn, Meeusen, Rakow (Chairman), Stamm, and Mrs. Rappe. The Compensation Committee is responsible for all aspects of the compensation package offered to the executive officers of SFSC and SFBNA. The Compensation Committee meets twice annually to consider the executive officers’ compensation levels, bonus awards, and grants of equity awards pursuant to incentive plans adopted by the Company. The following is the Compensation Committee’s report for 2003.

        The Company’s executive compensation policies are intended to attract and retain competent management with a balance of short and long-term considerations and to provide incentives to individuals based upon the Company’s financial performance, growth, and the attainment of certain goals. The Board of Directors believes this compensation philosophy is critical to the Company’s long-term success.

        The compensation package offered to the executive officers of the Company consists of a mix of salary, incentive bonus awards, awards of stock options, as well as benefits under several employee benefit plans offered by the Company to all employees meeting certain eligibility requirements as defined by each respective employee benefit plan. The additional employee benefits include the Money Purchase Pension Plan, Employee Stock Ownership Plan, the Company’s 401(k) Plan (the “401(k) Plan”), and medical/dental insurance coverage and the Supplemental Executive Retirement Plan for qualifying executives.

        In setting and adjusting the salaries of executive officers, including the salaries of the Chief Executive Officer and the Named Executive Officers, it is the policy of the Compensation Committee to review the base salaries paid or proposed to be paid by the Company and the Banks with the salaries offered by financial institutions that are comparable in size to the Company or SFBNA. To determine the specific salary range for each executive officer, including the Chief Executive Officer, the Compensation Committee engaged the services of an independent consultant specializing in executive compensation planning to assist in this review process. The Compensation Committee and the independent consultant utilized formal financial surveys available from independent banking associations and consulting organizations which detail salary ranges for each applicable executive officer position in banks of comparable asset size. This comparison group, since it includes non-public entities, is not identical to the peer group of companies referred to in the section titled “Performance Information.” The base salary paid to Mr. Falbo for 2003 was $425,000.

        In addition to base salary, the Compensation Committee seeks to provide a substantial portion of each executive officer’s total compensation through bonus incentives which provide awards based on or tied to the performance of the Company and the applicable executive officers’ contribution thereto. The purpose of these bonus incentives is to more closely align executive compensation to the annual and long-term financial performance of the Company and to reward key employees for the achievement of certain goals. The bonus awarded to Mr. Falbo for 2003 was $250,800.

        Collectively, the Compensation Committee reviews the comparable statistical salary information for Chief Executive Officer to determine the compensation levels and bonuses for this executive officer positions. For the remaining executive officers of the Company, the Chief Executive Officer reviews the comparable statistical salary information for each applicable position and makes specific recommendations for salary adjustments and bonus awards to the Compensation Committee for its approval. Each of these recommendations for 2003 were approved by the Compensation Committee as presented.

        The Compensation Committee considered the following factors in making its executive compensation decisions, including recommended salary increases and bonus awards, for 2003; (1) the Company’s short-term and long-term financial performance (including an evaluation of the Company’s net income, earnings per share, increases in loans and deposits, return on average assets, return on average equity, market performance of the Common Stock, and growth, both internally and through acquisitions); (2) in regards to each individual executive officer, the financial performance of the particular area of the Company for which the applicable officer is responsible, including whether or not that area of the Company achieved its performance objectives in 2003; (3) an evaluation of the executive’s overall job performance; (4) the compensation levels of executive officers in similar positions with similar companies; (5) the executive’s length of service with the Company; and (6) other information (such as cost of living increases) and subjective factors which the Company deems appropriate in the case of a particular executive. The Compensation Committee subjectively analyzes these factors, and certain factors may weigh more heavily than others with regard to an individual executive officer. The Compensation Committee determines the base salary and bonuses of the Chief Executive Officer based on its review of similar competitive compensation data and performance related criteria.

        The executive compensation package of the Company also includes stock option grants. Options granted under the 1998 Plan have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant. Accordingly, the value of the option will be dependent upon the future market value of the Common Stock. It is the policy of the Compensation Committee that options should provide a long-term incentive and aligns the interests of management with the interest of the Company’s shareholders. During 2003, stock options were granted to the Named Executive Officers (see “Compensation of Executive Officers – 1998 Stock Incentive Plan.”). In 2003, Mr. Falbo received an option to purchase 41,000 shares of Common Stock at a per share exercise price of $18.69.

        Under Section 162(m) of the Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends to qualify compensation paid to the Company’s executive officers for deductibility by the Company under Section 162(m) of the Code.

State Financial Services Corporation
Compensation Committee

Richard A. Horn	Ulice Payne Jr.	David M. Stamm
Richard A. Meeusen	Thomas S. Rakow (Chairman)	Kristine Rappe

        Report of the Audit Committee

        The Audit Committee of the Board of Directors is composed of four independent directors, each of whom is independent as defined in the NASDAQ Stock Market’s listing standards and the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board. In November 2003, the Board approved revisions to the charter. A copy of the charter of the Audit Committee, as so revised, is attached as Appendix A to this Proxy Statement

        The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee has discussed with independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company’s independent auditors have provided to the Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors the independent auditors’ independence. The Committee considered whether the independent auditors provision of non-audit services is comparable with maintaining the independent auditors independence.

        The Committee discussed with the Company’s internal and independent auditors the overall scopes and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.

        Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

State Financial Services Corporation
Audit Committee

Richard A. Horn	Thomas S. Rakow
Richard A. Meeusen (Chairman)	David M. Stamm

        Performance Graph. The following graph shows the cumulative total return on the Company’s Common Stock compared to the returns of the NASDAQ Stock Market Index for U.S. Companies and the NASDAQ Bank Stock Index. The values in the graph show the relative performance of a $100 investment made on December 31, 1998 in the Common Stock and in each the indices. The total return information presented in the graph assumes the reinvestment of dividends.

[PERFORMANCE CHART OMITTED]

	1998	1999	2001	2002	2003
NASDAQ Stock Market	$100.00	$185.43	$ 88.71	$ 61.33	$ 91.70
NASDAQ Bank Index	$100.00	$ 96.15	$118.92	$121.74	$156.62
SFSW	$100.00	$ 82.70	$ 87.20	$130.57	$211.97

Security Ownership of Management and Certain Beneficial Owners

        Directors and Executive Officers. The following table sets forth, as of March 15, 2004, for the director-nominees, directors continuing in office, the Named Executive Officers, and all directors and executive officers as a group, the number of shares of Common Stock, stock options, and shares of restricted stock beneficially owned and the percentage of such shares to the total number of shares outstanding. Except as indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

Name	Directly or Indirectly (1)	Subject to Stock Options (2)	Restricted Stock (3)	Total	Percentage of Shares Outstanding
Jerome J. Holz (4)	805,628	2,000	0	807,628	11.5
Michael J. Falbo (5)	110,069	158,431	0	268,500	3.8
Thomas S. Rakow (6)	75,235	34,032	0	109,267	1.6
Richard A. Horn (11)	77,636	2,000	0	79,636	1.1
Robert J. Cera (7)	7,991	72,554	0	80,545	1.2
Daniel L. Westrope (8)	6,638	65,155	600	72,393	1.0
Barbara E. Weis (9,11)	66,215	5,110	0	71,325	1.0
John B. Beckwith (10)	23,697	25,475	0	49,172	*
David M. Stamm (11)	23,914	2,000	0	25,914	*
Ulice Payne Jr. (11)	280	1,500	0	1,780	*
Peter LeSueur (12)	126	9,130	0	9,256	*
Richard A. Meeusen (11)	0	2,000	0	2,000	*
Kristine Rappe (11)	0	2,000	0	2,000	*
All Directors and Executive Officers
as a Group (13 persons) including
the above named individuals (11)	1,197,429	381,387	600	1,579,416	22.59

An asterisk denotes less than 1% ownership

(1)	Includes shares owned directly by each individual and the group, as well as shares owned indirectly (for example as trustee of a trust) and it also includes, for those individuals who were Participants in the ESOP and the Company’s 401(k) Plan, that number of shares of Common Stock allocated to such individual’s ESOP and 401(k) Plan account as of March 15, 2004, over which such individual has voting rights under the provisions of the ESOP and the 401(k) Plan.
(2)	Includes shares subject to stock options that are currently exercisable or exercisable within 60 days of March 15, 2004. The stock options currently exercisable by participant is: Michael J. Falbo – 83,911, Thomas S. Rakow – 32,032, Robert J. Cera – 24,348, Daniel L. Westrope – 34,375, Barbara E. Weis – 3,100, John B. Beckwith – 12,133, Peter LeSueur – 775. All other option grants are subject to vesting.
(3)	Held by the Secretary of SFSC on behalf of the above-named individuals as participants in the 1998 Plan.
(4)	Mr. Holz claims beneficial ownership of 794,637 shares registered to the Holz Family LLC, of which Mr. Holz is the majority shareholder. Ownership of 34,917 shares is held by a trust established by Mr. Holz under which Mr. Holz’s grandchildren are the beneficiaries. This total also includes 10,991 shares allocated to Mr. Holz under the ESOP.
(5)	Mr. Falbo owns 39,732 shares in his own name, his spouse owns 518 shares in her own name, and his two children own 412 shares in their own names. The total also includes 19,087 shares allocated to Mr. Falbo under the ESOP and 21,250 shares allocated to Mr. Falbo under the 401(k).
(6)	Mr. Rakow owns 12,812 shares in his own name, and his spouse owns 13,142 shares in her own name. Ownership of 15,043 shares is held by a trust established by Mr. Rakow as trustee for the Susan R. Rakow Grandchild Trust. Rakow Enterprises, Inc., a corporation controlled by Mr. Rakow, owns 11,425 shares, and 16,726 shares are held for the benefit of Mr. Rakow by the 401(k) Plan established by this corporation. This total also includes 6,087 shares owned by the IHC Group Foundation. Mr. Rakow is a Trustee of this Foundation and may be deemed to have beneficial ownership of these shares since he may exercise “voting” and “investment power” over these shares in his capacity as a Trustee. Mr. Rakow disclaims beneficial ownership of these 6,087 shares. The shares subject to options reported for Mr. Rakow represent the amount of options awarded to Mr. Rakow under the former Home Bancorp of Elgin’s Stock Option Plan adjusted for the 0.914 exchange ratio used in the merger between the Company and Home Bancorp.
(7)	Mr. Cera owns 7,692 in his own name. The total also includes 299 shares allocated to Mr. Cera under the ESOP.
(8)	Mr. Westrope owns 3,695 shares in his own name. The total also includes 2,946 shares allocated to Mr. Westrope under the ESOP.
(9)	Mrs. Weis owns 64,380 shares in her own name, her spouse owns 62 shares in his own name, and Mrs. Weis owns 1,773 shares in her name for the benefit of her two children.
(10)	Mr. Beckwith owns 13,635 shares in his own name and his spouse owns 51 in her own name. The total also includes 10,062 shares allocated to Mr. Beckwith under the ESOP.
(11)	Messrs. Horn, Payne, Stamm, and Weis are members of the Administrative Board of the ESOP (“ESOP Board”). As of March 15, 2004, the independent ESOP trustee held 519,565 shares for the ESOP. At March 15, 2004, 238,277 shares had been allocated to ESOP participants’ accounts and 281,288 shares remained unallocated. The ESOP provides that the independent ESOP trustee must vote shares allocated to a participant’s account in accordance with the direction of the participant. The ESOP Board directs voting by the independent trustee, and may also direct the disposition of unallocated shares. The ESOP Board does not have the power to vote or direct the vote, or to dispose of or direct the disposition of, shares that have been allocated to a participant’s account. To avoid duplication, the individual totals reported in the above table for Messrs. Horn, Payne, and Stamm, and Mrs. Weis do not reflect the 281,288 unallocated shares of which they are deemed to share beneficial ownership as members of the ESOP Board; however, the total for all directors and executive officers as a group does include the 281,288 unallocated shares.
(12)	Mr. LeSueur has 126 shares allocated to his account under the ESOP.

        Beneficial Owners. The only person known to SFSC to beneficially own more than 5% of the outstanding shares of Common Stock as of December 31, 2003, are the following:

Amount and Nature of Beneficial Ownership

	Voting Power		Investment Power
Name and Business Address	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
Jerome J. Holz
5961 South 108th Place	805,628	-0-	805,628	-0-	805,628	11.55
Hales Corners, WI 53130

Tontine Management, LLC
(and certain affiliates)	-0-	504,005	-0-	504,005	504,005	7.25
55 Railroad Avenue, 3rd Floor
Greenwich, CT 06830

Wellington Management, LLP
75 State Street	-0-	392,800	-0-	392,800	392,800	5.65
Boston, MA 02109

        Certain Transactions and Other Relationships with Management and Principal Shareholders

        Indebtedness of Management. Some of the executive officers and directors of SFSC are, and have been during the preceding three fiscal years, customers of SFBNA, and some of the officers and directors of SFBNA are direct or indirect owners of 10% or more of corporations which are, or have been in the past, customers of SFBNA. As such customers, they have had transactions in the ordinary course of business on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management of SFSC, none of the transactions involved more than the normal risk of collectability or presented any other unfavorable features.

        Edgewood Plaza. SFBNA leases approximately 4,100 square feet of interior floor space and amenities necessary to provide drive-in and automated teller machine facilities at Edgewood Plaza, an office building located at 4811 South 76th Street, Greenfield, Wisconsin, pursuant to the terms of a lease agreement dated December 20, 1982, and amended June 14, 1993, between SFBNA and Edgewood Plaza Joint Venture. Edgewood Plaza Joint Venture is a Wisconsin general partnership that includes as partners Jerome J. Holz and Richard A. Horn who are directors of SFSC. The term of the lease will end December 27, 2007. The rent includes a base rent of approximately $68,000 per year on the interior square footage and approximately $38,000 per year on the exterior space and amenities for a total annual base rent of approximately $106,000, plus additional rent equal to increases in operating expenses over those incurred during the base year of 1983. The terms of the foregoing arrangement were negotiated between the Company and Edgewood Plaza on an arms-length basis. On that basis, the Company believes the terms are no less favorable to the Company than that which could be obtained from an unaffiliated third party.

PROPOSAL NO. 2. APPROVAL OF AMMENDMENTS TO THE 1998 STOCK INCENTIVE PLAN

        General. The Company’s shareholders initially approved the 1998 Plan on May 13, 1998. On January 25, 1999 the Board unanimously adopted amendments to the 1998 Plan contingent upon shareholder approval of the 1998 Plan, as so amended, at the Annual Meeting. In the event that this proposal is not approved by the shareholders at the Annual Meeting, none of the proposed amendments to the 1998 Plan will be effected and the 1998 Plan will remain in full force and effect.

        As of the record date for the Annual Meeting, an aggregate of 610,651 shares of Common Stock were subject to outstanding awards under the 1998 Plan and 68,896 shares remained available for the granting of new awards under the 1998 Plan.

        The following summary of the Company’s 1998 Stock Incentive Plan as Amended (the “1998 Plan”) is qualified in its entirety by reference to the full text of the 1998 Plan which is attached to this Proxy Statement as Appendix B.

        Among other things, the amendments to the 1998 Plan increase the aggregate number of shares of Common Stock authorized for issuance thereunder from 750,000 to 1,000,000 (subject to adjustment to prevent dilution in certain cases as described below).

        These amendments are proposed to encourage greater stock ownership by non-employee directors, and to allow the Company to attract and retain persons of exceptional competence to serve on the Company’s Board of Directors. The Board believes that the annual grant of an option to purchase Common Stock to non-employee directors is an effective way to provide the non-employee directors increased incentive and personal interest in the success of the Company.

        Purpose. The purpose of the 1998 Plan is to provide a means for the Company to attract and retain competent personnel and to provide to participating directors, officers and certain consultants who provide services to the Company long-term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company’s success.

        Available Shares. Up to 1,000,000 shares of Common Stock will be available for awards under the 1998 Plan, subject to adjustment in the event of any stock dividend or split, recapitalization, reclassification, or other similar corporate change that affects the total number of shares outstanding. If any shares of Common Stock subject to awards granted under the 1998 Plan are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares issuable thereunder, such shares will be available for the granting of new awards under the 1998 Plan. Also, if shares of Common Stock are used to pay the option price of an award or any related withholding taxes, only the net number of shares actually issued pursuant to the award will be counted against the maximum number of shares available under the 1998 Plan.

        Administration. The 1998 Plan is administered by a committee of the Board of Directors (the “Committee”) consisting of not less than two directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code (the “Code”). Any awards made to directors who are members of the Committee must be approved by the Board and not by the Committee. If at any time the Committee is not in existence, the Board will administer the 1998 Plan. Subject to certain limitations, the Board may delegate the Committee’s administrative authority under the 1998 Plan to another committee of the Board or one or more senior officers of the Company. References in this summary to the Committee also refer to the Board, as appropriate.

        Among other functions, the Committee has the authority to establish rules for the administration of the 1998 Plan; to determine the officers of the Company to whom awards will be granted; to determine the types of awards to be granted and the number of shares covered by such awards; and to set the terms and conditions of such awards. The terms of awards may differ from participant to participant. The Committee may consider the recommendations of the Chief Executive Officer with regard to awards to be granted under the 1998 Plan.

        Eligibility. Officers and directors of the Company or any subsidiary are eligible to participate in the 1998 Plan, as well as certain consultants who provide services to the Company. Approximately 100 persons are currently eligible to participate in the 1998 Plan. The number of eligible participants may increase over time based upon the future growth of the Company Participants may be selected from among those officers, directors and consultants recommended for participation by the Chief Executive Officer, and who, in the opinion of the Committee are in a position to contribute materially to the Company’s growth, development and financial success.

        Stock Options. Options granted under the 1998 Plan are either incentive stock options meeting the requirements of Section 422 of the Code (“ISOs”) or nonstatutory stock options (“NSOs”). The maximum number of shares that may be covered by options granted to any individual employee is 75,000 during any single fiscal year; provided, however, that the fair market value (determined on the date of grant) of all shares of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000.

        Exercise Price. The exercise price per share of ISOs granted under the 1998 Plan may not be less than the Fair Market Value of a share of Common Stock on the date of grant (110% in the case of more than 10% shareholders). The Committee will determine the exercise price per share of NSOs granted under the 1998 Plan. There is no consideration received by the Company from a participant in exchange for the original grant of an option.

        Term. The term of any option will be as determined by the Committee, provided that the term of an ISO may not exceed ten years from the date of grant (five years in the case of a more than 10% shareholder).

        When Exercisable. Options will become exercisable at such times and be subject to such restrictions as determined by the Committee.

        Manner of Exercise. Options may be exercised by a participant by payment as follows:

(a)	in cash;

(b)	by tendering shares of Common Stock having a fair market value at the time of exercise equal to the total option price;

(c)	by any combination of (a) and (b) above; or

(d)	by delivery of an executed irrevocable exercise form together with instructions to a third party to sell or margin a sufficient portion of the stock and deliver the proceeds to the Company to pay the option price.

        Section 422. All ISOs granted under the 1998 Plan are required to comply with all other terms of Section 422 of the Code.

        Adjustment of Outstanding Awards. In the event of any stock dividend or split, recapitalization, reclassification or other similar corporate change that affects the total number of shares outstanding, the Committee shall make an appropriate adjustment to change the number of options or the stated option price, or both, under each outstanding award.

        Transferability. Options may not be sold or otherwise transferred other than by will or pursuant to the laws of descent and distribution, and all Options granted to a participant under the 1998 Plan are exercisable during the participant’s lifetime only by the participant.

        Forfeiture. Except as otherwise determined by the Committee, options generally will be subject to the following termination provisions:

(1)	in the case of death, options may be exercised until 12 months after the date of death;

(2)	in the case of termination for reasons other than death or cause, options may be exercised until 3 months after the date of termination; and

(3)	in the case of termination for cause, options will be forfeited.

        Notwithstanding the foregoing, in all cases an option will not be exercisable after its expiration date.

        Acquisitions. In the event of an “Acquisition” of the Company (generally an acquisition of more than 50% of its outstanding stock or substantially all of the Company’s assets), the Company may cancel each outstanding option in exchange for a cash payment to the optionee equal to the difference between the estimated price per share of Common Stock to be paid in the transaction and the option exercise price.

        Substitute Options. Unless otherwise determined by the Committee, if the Company at any time should be the surviving corporation through merger or consolidation, substitute options will be granted so as to preserve the economic benefits to the optionees.

        Other Transactions. Generally, if the Company is not the surviving corporation in a merger or consolidation or there is a dissolution or liquidation of the Company, outstanding options may be replaced with new options or become immediately exercisable in full, as determined by the Committee.

        Restricted Stock. Shares of restricted stock may be granted to officers and directors under the 1998 Plan, subject to such restrictions as the Committee may impose. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. The Committee may condition the lapse of such restrictions on the passage of time, the attainment of specified performance goals or otherwise. Such conditions may differ from participant to participant.

        Forfeiture. Except as otherwise determined by the Committee, upon termination of a participant’s employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be forfeited.

        Voting and Dividends. Prior to the lapse of the applicable restrictions, shares of restricted stock are entitled to vote and receive dividends and other distribution on the same basis as all other shares of outstanding Common Stock.

        Limits of Transferability. No restricted stock, other than restricted stock on which the restrictions have lapsed, may be assigned, sold, transferred or encumbered by any participant, except as otherwise provided by the Committee.

        Amendment, Modification and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate the 1998 Plan (subject to shareholder approval if required by or deemed by the Board to be desirable under applicable law, regulations or exchange listing requirements). Termination of the 1998 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 1998 Plan, except as they may lapse or be terminated by their own terms and conditions.

        Withholding. The Company is entitled to withhold the amount of any tax attributable to any amount payable or shares of Common Stock deliverable under the 1998 Plan after giving a participant reasonable advance notice, and the Company may defer making any such payment or delivery if any such tax may be pending, unless and until indemnified to its satisfaction. A participant may elect to pay all or a portion of such withholding taxes, by electing to (i) have the Company withhold shares of Common Stock; (ii) tender back shares of Common Stock received in connection with an award; or (iii) deliver other previously owned shares of Common Stock, in each case having a fair market value equal to the amount to be withheld.

        Certain Federal Income Tax Consequences.

        Stock Options. The grant of an NSO under the 1998 Plan will generally create no income tax consequences to the participant or the Company. A participant who is granted an NSO will generally recognize ordinary income at the time the NSO is exercised in an amount equal to the excess of the fair market value of the Common Stock acquired at such time over the exercise price. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock by the participant will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term gain or loss if the Common Stock has been held for the required holding period under the Code.

        In general, a participant will recognize no income or gain as a result of the grant or exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, when a participant sells or otherwise disposes of stock acquired upon the exercise of an ISO the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized upon sale and the exercise price and no deduction will be allowed to the Company. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the Disqualifying Disposition; or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. In the event of a Disqualifying Disposition, the Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any gain or loss realized by the participant over the fair market value at the time of exercise of the ISO will be treated as a capital gain or loss. This capital gain or loss will be a long-term or short-term capital gain, depending on how long the shares of Common Stock were held by the participant prior to sale or other disposition.

        Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the 1998 Plan, unless the participant makes the election described below. However, a participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse. The ordinary income recognized will be in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. Any dividends paid in Common Stock will be treated as an award of additional restricted stock subject to the tax treatment described in this section.

        A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made such an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

        Equity Compensation Plan Information. The following table provides information about the Company’s equity compensation plans (including individual compensation arrangements) as of December 31, 2003.

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans
approved by security holders
	592,374	$15.14	284,056
Equity compensation plans not
approved by security holders (3)	5,935	$ 5.49	--

Total	598,309	$15.04	284,056

(1)	Represents options to purchase the Company’s Common Stock granted under the Company’s 1990 Stock Option/Stock Appreciation Rights and Restricted Stock Plan for Key Officers and Employees, 1990 Director Stock Option Plan and 1998 Stock Incentive Plan, the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan (4) and the Liberty Bank 1994 Stock Option Plan.
(2)	Includes -0- shares of the Company’s Common Stock available for issuance under the Company’s 1990 Stock Option/Stock Appreciation Rights and Restricted Stock Plan for Key Officers and Employees, and 1990 Director Stock Options Plan, 284,056 shares of the Company’s Common Stock available for issuance under the Company’s 1998 Stock Incentive Plan, -0- shares of the Company’s Common Stock available for issuance under the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan, and -0- shares of the Company’s Common Stock available for issuance under the Liberty Bank 1994 Stock Option Plan.
(3)	In connection with the June 2001 acquisition of Liberty Bank, the Company adopted the Liberty Bank 1994 Stock Option Plan and assumed certain options granted thereunder to three employees of Liberty Bank, which options were converted into options to purchase shares of the Company’s Common Stock at a conversion ratio based on the consideration paid in connection with the acquisition. Shareholder approval was not required for the adoption of the Liberty Bank 1994 Stock Option Plan or assumption of the options granted thereunder. Other than shares subject to the options assumed by the Company under the Liberty Bank 1994 Stock Option Plan, no other shares of the Company’s Common Stock are available for grant thereunder. Each of the assumed options were issued by Liberty Bank as incentive stock options under the requirements Section 422 of the Internal Revenue Code with an exercise price equal to 100% of fair market value of shares of Liberty Bank common stock on the date of grant. All of the assumed options are fully vested and exercisable. A copy of the Liberty Bank 1994 Stock Option Plan is included as an exhibit to this Annual Report on Form 10-K. The Home Bancorp of Elgin, Inc. 1997 Stock Option Plan was assumed by the Company as part of the Merger Agreement between the Company and Home Bancorp of Elgin, Inc. approved by the Company’s shareholders on November 5, 1998.

        Future Awards. The Company cannot currently determine the awards that may be granted in the future to employees and directors under the 1998 Plan. The Committee or Board will make such determinations from time to time as appropriate. On March 15, 2004, the closing price per share of the Common Stock on the Nasdaq National Market was $28.36.

        Vote Required. To approve the proposed amendments to the 1998 Plan, the number of votes cast in favor of the proposal must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, as noted above, but do not constitute a vote “for” or “against” this proposal and will be disregarded in the calculation of “votes cast.” In the event that the proposed amendments to the 1998 Plan are not approved by shareholders at the Annual Meeting, the 1998 Plan (except for the proposed amendments) will remain in full force and effect.

        THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMMENDMENTS TO THE 1998 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE PROPOSED AMENDMENTS TO THE 1998 PLAN.

PROPOSAL NO. 3. OTHER MATTERS

        The matters referred to in the foregoing Notice of Meeting and Proxy Statement are, as far as the Board of Directors knows, the only matters which will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the Proxy holders named in the accompanying Proxy will vote on them in accordance with their best judgment exercising the authority conferred thereby.

MISCELLANEOUS

        Independent Auditors. Ernst & Young LLP acted as independent auditors for the Company in the fiscal year ended December 31, 2003 and such firm will be similarly appointed to act for the fiscal year ending December 31, 2004. A representative of Ernst & Young LLP is expected to be at the Meeting and will have the opportunity to make a statement if he or she so desires. Such representative is also expected to be available to respond to appropriate questions.

        Independent Auditors’ Fees. In connection with the fiscal years ended December 31, 2003 and 2002, Ernst & Young LLP provided various audit and non-audit services to the Company and billed the Company for these services as follows:

a)	Audit Fees. Fees for audit services totaled $208,225 and $219,000 in 2003 and 2002, respectively, including fees with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

b)	Audit Related Fees. Fees for audit-related services totaled $23,086 and $0 in 2003 and 2002, respectively. These services related to responding to technical and accounting questions and the related research.

c)	Tax Fees. Fees for tax services, including preparation of the corporate income tax returns and related filings and other tax compliance assistance, totaled $61,400 and $67,600 in 2003 and 2002, respectively.

d)	All Other Fees. There were no other services provided by Ernst & Young LLP, not included above, in either 2003 or 2002.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. In connection with the approval of the annual Audit Services and related fees, the audit committee also pre-approves certain Audit-Related fees relating to the independent auditor responding to and researching technical accounting questions and other matters related to the financial statements under audit. All of the services provided by the independent auditor during 2003, including services related to the Audit-Related fees and Tax Fees, were approved by the audit committee under its pre-approval process. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Ernst & Young LLP and determined that such services did not adversely affect the independence of Ernst & Young LLP.

        Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), the Company’s directors and executive officers are required to report to the Securities and Exchange Commission their initial ownership of the Common Stock (including stock options) and subsequent changes thereto. Specific due dates have been established for the filing of these reports with the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any failure in 2003 to file such reports by the specific due dates. Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no such forms were required for those persons, the Company believes that during the year ended December 31, 2003, its officers and directors complied with the filing requirements of Section 16 (a) of the Exchange Act on a timely basis.

By Order of the Board of Directors
/s/ Michael J. Falbo
Michael J. Falbo
President and Chief Executive Officer

March 22, 2004

APPENDIX A

STATE FINANCIAL SERVICES CORPORATION

CHARTER OF THE AUDIT COMMITTEE

(Adopted December 2, 2003)

Statement of Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (a) the integrity of the financial statements of the Company, (b) the independent auditors’ qualifications and independence, (c) the performance of the Company’s internal audit function and independent auditors and (d) the compliance by the Company with legal and regulatory requirements.

        The Committee is also responsible for preparing the report of the Audit Committee required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement for its annual meeting of shareholders.

Committee Membership and Qualifications

        The Committee shall be comprised of three or more members of the Board of Directors. The members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc., Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. At least one member of the Committee must be an “audit committee financial expert” as defined by the SEC. Members of the Committee shall not simultaneously serve on the audit committees of more than two other public companies without the prior consent of the Board of Directors.

Appointment and Removal of Committee Members

        The members of the Committee shall be appointed by the Board of Directors annually or as necessary to fill vacancies on the recommendation of the Company’s Nominating Committee. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

        The Chairperson of the Committee shall be appointed by the Board of Directors upon recommendation of the Nominating Committee in consultation with the Chairman of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Company’s Chief Financial Officer, set the agendas for Committee meetings.

Meetings

        The Committee shall meet at least quarterly, or more frequently as circumstances dictate. Any member of the Committee may call meetings of the Committee.

        The Committee shall meet regularly in executive session, without Company management present. The Committee shall also meet regularly with the internal auditing department, the independent auditors, and as a Committee. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

Responsibilities and Duties

        The Committee shall have the sole authority to retain and terminate the Company’s independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing and audit report or related work. The independent auditors shall report directly to the Committee.

        The Committee shall preapprove (which preapproval may be pursuant to preapproval policies and procedures established by the Committee) all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may delegate authority to grant preapprovals of audit and permitted non-audit services to one or more of its members, provided that decisions of such member or members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. Except as specified in the preceding sentence, the Committee shall have no authority to delegate its responsibilities and duties to a subcommittee of its members.

        The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        In carrying out these responsibilities and duties, the Committee will:

        Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually in consultation with the Nominating Committee. Submit the Charter to the Board of Directors for approval and have the Charter published in the proxy statement accordance with SEC regulations.

2.	Review and discuss with management and the independent auditors the Company’s annual audited financial statement and the independent auditors’ report thereon, including disclosures made in management’s discussion and analysis, contained in the Company’s Form 10-K and annual report to shareholders prior to the filing or distribution thereof. As part of the review process, the Committee will recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K.

3.	Meet separately and on a periodic basis with management, the internal auditors and the independent auditors.

4.	Review and discuss with management and the independent auditors the quarterly and annual earnings press releases (including a review of any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

5.	Review and discuss with management and the independent auditors the Company’s Form 10-Qs and Form 10-Ks, including disclosures made in management’s discussion and analysis as well as the results of the independent auditors’ review of the quarterly financial statements.

6.	In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

7.	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements and any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

8.	Review and discuss with the independent auditors:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

9.	Discuss with management and the independent auditors the effect of accounting and regulatory initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

10.	Discuss with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties or problems encountered in the course of the audit work and management’s response thereto, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

        Independent Auditors

12.	Review the performance of the independent auditors.

13.	Approve all audit engagement fees and terms and other significant compensation to be paid to the independent auditors.

14.	On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

15.	Review the independent auditors’ audit plan prior to the commencement of the audit and discuss audit scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

16.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

17.	Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provisions of permitted non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board of Directors.

18.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

        Internal Audit Department

19.	Review and approve the internal audit function of the Company, including independence and the proposed audit plans for the coming year.

20.	Review the budget, any changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

21.	Review the appointment, performance, replacement, reassignment or dismissal of the internal audit manager.

22.	Review reports prepared by the internal audit department together with management’s response and follow-up to these reports.

        Compliance Oversight

23.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        Other Committee Responsibilities

24.	Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

25.	Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

        The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. The Committee shall conduct such evaluations and reviews in such a manner as it deems appropriate.

Limitation of Committee’s Role

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

APPENDIX B

STATE FINANCIAL SERVICES CORPORATION
1998 STOCK INCENTIVE PLAN
As Amended

Article I. Establishment and Purpose

        1.1        Establishment. State Financial Services Corporation, a Wisconsin corporation (the “Company”), hereby establishes a stock plan for officers, directors and others providing services to the Company, as described herein, which shall be known as the State Financial Services Corporation 1998 Stock Incentive Plan, as amended (the “Plan”). It is intended that certain of the options issued pursuant to the Plan may constitute incentive stock options within the meaning of section 422 of the Internal Revenue Code, and that other options issued pursuant to the Plan shall constitute nonstatutory options.

        1.2        Purpose. The purpose of the Plan is to provide a means for the Company to attract and retain competent personnel and to provide to participating directors, officers and Consultants long term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company’s success.

Article II. Definitions

        2.1        Definitions. For purposes of this Plan, the following terms shall be defined as follows:

        (a)        “Board” means the Board of Directors of the Company.

        (b)        “Cause” means the definition of Cause in Participant’s employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by Participant of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by Participant to substantially perform his duties to the reasonable satisfaction of the Board, (iii) serious misconduct by Participant which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by Participant with respect to the Company, (v) material misrepresentation by Participant to a stockholder or director of the Company or (vi) acts of negligence by Participant in performance of Participant’s duties that are substantially injurious to the Company. The Board, by majority vote, shall make the determination of whether Cause exists.

        (c)        “Code” means the internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        (d)        “Commission” means the Securities and Exchange Commission or any successor agency.

        (e)        “Committee” means the committee provided for by Article IV hereof, which may be created at the discretion of the Board.

        (f)        “Company” means State Financial Services Corporation, a Wisconsin corporation. When applicable in the context, “the Company” also means each direct and indirect subsidiary of State Financial Services Corporation.

        (g)        “Consultant” means any person or entity who provides services to the Company (other than as an employee).

        (h)        “Date of Exercise” means the date the Company receives notice, by a Participant, of the exercise of an Option pursuant to section 8.1 of this Plan. Such notice shall indicate the number of shares of Stock the Participant intends to purchase upon exercise of an Option.

        (i)        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        (j)        “Fair Market Value” means the fair market value of Stock, as determined by the Committee. If the Stock is traded on an over-the-counter securities market or national securities exchange, “Fair Market Value” shall mean an amount equal to the average of the highest and lowest reported sales prices of the Stock reported on such over-the-counter market or such national securities exchange on the applicable date or, if no sales of Stock have been reported for that date, on the next preceding date for which sales were reported.

        (k)        “Incentive Stock Option” means an Option granted under this Plan which is intended to qualify as an ‘incentive stock option” within the meaning of section 422 of the Code.

        (l)        “IRS” means the Internal Revenue Service, or any successor agency.

        (m)        “Nonstatutory Option” means an Option granted under this Plan that is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422 of the Code applicable to incentive stock options.

        (n)        “Option” means the right, granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be an Incentive Stock Option or a Nonstatutory Option.

        (o)        “Parent Corporation” shall have the meaning set forth in section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

        (p)        “Participant” means any officer, director or Consultant of the Company or any direct or indirect subsidiary of the Company to whom an award has been granted hereunder.

        (q)        “Qualified Director” means a director who is both (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor definition adopted by the Commission, and (ii) an “Outside Director” under section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition adopted by the IRS.

        (r)        “Restricted Stock” means an award under Article XI.

        (s)        “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

        (t)        “Significant Stockholder” means an individual who, within the meaning of section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. In determining whether an individual is a Significant Stockholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in section 424(d) of the Code.

        (u)        “Stock” means the Common Stock, par value $.10 per share, of the Company.

        2.2        Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender and the definition of any term herein in the singular shall also include the plural.

Article III. Eligibility and Participation.

        3.1        Eligibility and Participation. All officers and directors (other than Qualified Directors) are eligible to participate in this Plan and receive Incentive Stock Options, Nonstatutory Options and/or Restricted Stock. All Consultants and Qualified Directors are eligible to participate in this Plan and receive Nonstatutory Options hereunder. Subject to section 4.1, Participants in the Plan shall be selected by the Committee from among those eligible individuals who, in the opinion of the Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success.

Article IV. Administration

        4.1        Administration. The Plan shall be administered by the Committee selected by the Board, consisting of two or more members of the Board who are Qualified Directors. The members of the Committee may be directors who are eligible to receive Options under the Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. In the event that the full Board grants Options to a director, the Plan shall be administered by the Board with respect to such Options. If at any time the Committee shall not be in existence, the Board shall administer the Plan. To the extent that the Board administers the Plan, all references to the Committee herein shall include the Board. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Participants who are subject to Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

        Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the express provisions of the Plan, the Committee shall also have complete authority to select eligible individuals to receive awards hereunder, determine the types of awards and the number of shares covered by the awards and the terms, conditions, restrictions and other provisions of such awards. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

        To the extent that the Board administers the Plan, the Board shall have all of the enumerated powers of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock granted under it.

        The Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds (2/3) of the members of the Committee.

        4.2        Special Provisions for Grants to Officers or Directors. Rule 16b-3 provides that the grant of a stock option or share of stock to a director or officer of a company subject to the Exchange Act will be exempt from the provisions of Section 16(b) of the Exchange Act if the conditions set forth in Rule 16b-3 are satisfied. Unless otherwise specified by the Committee, grants of Options or Restricted Stock hereunder to individuals who are officers or directors of the Company for purposes of Section 16(b) of the Exchange Act shall be made in a manner that satisfies the conditions of Rule 16b-3.

Article V. Stock Subject to the Plan

        5.1        Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 1,000,000, of which not more than 1,000,000 shares of Stock may be issued as Options intended to be Incentive Stock Options. The maximum number of shares of Stock that may be covered by Options granted to any one Participant under the Plan shall be 75,000 during any single fiscal year. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock or shares acquired by purchase as directed by the Committee from time to time in its discretion, to be used for issuance as Restricted Stock or upon exercise of Options granted hereunder.

        5.2        Unused Stock; Payment with Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan and if any shares of Stock that are subject to any Restricted Stock award are forfeited, such shares again shall be available for distribution in connection with awards under this Plan. In addition, upon the full or partial payment of any option price by the transfer to the Company of shares of Stock pursuant to section 7.7, upon satisfaction of tax withholding obligations with shares of Stock pursuant to section 15.1 or any other payment made or benefit realized under this Plan by the transfer or relinquishment of shares of Stock, only the net number of shares of Stock actually issued or transferred by the Company, after subtracting the number of shares of Stock so transferred or relinquished, will be charged against the maximum share limitation set forth in section 5.1 above.

        5.3        Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Committee whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

Article VI. Duration of the Plan

        6.1        Duration of the Plan. The Plan shall be in effect for ten years from the date of its approval by the Company’s stockholders. Any Options or Restricted Stock outstanding at the end of such period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of such period if all Stock subject to the Plan has been purchased pursuant to the exercise of Options granted under the Plan or issued as shares of Restricted Stock no longer subject to risk of forfeiture.

Article VII. Terms of Stock Options

        7.1        Grant of Options. Subject to sections 3.1 and 5.1, Options may be granted to eligible individuals at any time and from time to time as determined by the Committee; provided, however, that Consultants and Qualified Directors may receive only Nonstatutory Options and may not receive Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant. In making such determinations, the Committee may take into account the nature of services rendered by such eligible individual, their present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

        In the cases of Incentive Stock Options, the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporation and any subsidiary corporations of the Company) shall not exceed $100,000. (Hereinafter, this requirement is sometimes referred to as the “$100,000 Limitation.”).

        Nothing in this Article VII of the Plan shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established by the preceding paragraph where such excess amount is treated as a Nonstatutory Option.

        7.2        No Tandem Options. Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Participant’s right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under section 422 of the Code. If an Incentive Stock Option at any time would be deemed a tandem stock option with the meaning of the regulations under section 422 of the Code, the Incentive Stock Option shall be treated as a Nonstatutory Option.

        7.3        Option Agreement: Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Committee on the date of grant, each Option shall be evidenced by an Option agreement (the “Option Agreement”) that includes the nontransferability provisions required by section 10.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Committee may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms and conditions as shall be determined by the Committee at the time of grant of the Option.

        All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

        7.4        Option Price. No Incentive Stock Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Stockholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Committee.

        7.5        Term of Options. Each Option shall expire at such time as the Committee shall determine when it is granted, provided, however, that no Option shall be exercisable later than the tenth anniversary date of its grant. Incentive Stock Options granted to Significant Stockholders will be exercisable over not more than five years after the date of grant, unless otherwise provided by the Code.

        7.6        Exercise of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

        7.7        Payment.

        (a)        Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made (except that, in the case of an exercise described in Section 7.7 (b), payment may be made as soon as practicable after the exercise). Such payment may be made in cash, outstanding shares of Stock, in combinations thereof, or any other method of payment approved by the Committee; provided, however, that (i) the deposit of any withholding tax shall be made in accordance with applicable law and (ii) that such shares of Stock used to pay the exercise price have been held by the Participant for at least six months prior to the exercise date. If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares. Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company’s transfer agent with regard to the disposition of the balance of the shares covered thereby.

        (b)        The Committee may permit a Participant to pay the exercise price of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

Article VIII. Written Notice, Issuance of Stock Certificates, Stockholder Privilege

        8.1        Written Notice. A Participant wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Committee. Full payment for the Options exercised, except as provided in section 7.7 above, must accompany the written notice.

        8.2        Issuance of Stock Certificate. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Participant or to a nominee of the Participant a certificate or certificates for the requisite number of shares of Stock.

        8.3        Privileges of a Stockholder. A Participant or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

Article IX. Termination of Employment or Services

        Except as otherwise expressly specified by the Board, all Options granted under this Plan shall be subject to the following termination provisions.

        9.1        Death. If a Participant’s employment or provision of services terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Participant’s will or, if the Participant shall fail to make a testamentary disposition of an Option or shall die intestate, the Participant’s legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

        9.2        Termination Other Than for Cause or Due to Death. In the event of a Participant’s termination of employment or termination of the provision of services, other than for Cause or by reason of death, the Participant may exercise such portion of his Option as was exercisable by him at the date of such termination (the “Termination Date”) at any time within three months of the Termination Date; provided, however, that where the Participant is an employee, and is terminated due to disability within the meaning of Code section 22(e)(3) or any successor provision, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the original term of the Option. Options not exercised within the applicable period specified above shall terminate.

        In the case of an employee, a change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence upon termination of employment.

        9.3        Termination for Cause. In the event of a Participant’s termination of employment or termination of the provision of services, which termination is by the Company for Cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

Article X. Rights of Participants

        10.1        Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any individual’s employment or services at any time, nor confer upon any employee any right to continue in the employ of the Company, or upon any Consultant or director any right to continue to provide services to the Company.

        10.2        Nontransferability. Options granted under this Plan shall be nontransferable by the Participant, other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

Article XI. Restricted Stock

        11.1        Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. Subject to section 3.1, the Committee shall determine the eligible individuals to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards, in addition to those contained in Section 11.3.

        The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

        11.2        Awards and Certificates. Each Participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

        “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the State Financial Services Corporation 1998 Stock Incentive Plan, as amended. Copies of such Plan and Agreement are on file at the offices of State Financial Services Corporation, 10708 West Janesville Road, Hales Corners, Wisconsin 53130.”

        The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

        11.3        Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and, conditions:

        (a)        Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 11.3(f), during a period set by the Committee, commencing with the date of such award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

        (b)        Except as provided in this paragraph (b), and Section 11.3(a), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless otherwise determined by the Committee and other distributions made with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares will be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

        (c)        Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 11.3(a) and (d), upon termination of a Participant’s employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

        (d)        In the event of hardship or other special circumstances of a Participant whose employment is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock.

        (e)        If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Participant.

        (f)        Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

Article XII. Amendment, Modification and Termination of the Plan.

        12.1        Amendment, Modification, and Termination of the Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder (in order to allow incentive stock options to be granted under the Plan or the enable the Company to comply with the provisions of § 162(m) of the Code so that the Company can deduct compensation in excess of limitations set forth therein), or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board.

        No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option or share of Restricted Stock under the Plan without the consent of the Participant holding the Option or share of Restricted Stock.

        12.2        Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.

Article XIII. Acquisition, Merger and Liquidation

        13.1        Acquisition. Notwithstanding anything herein to contrary, in the event that an Acquisition (as defined below) occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Participants for each Option of an amount equal to a reasonable, good faith estimate of an amount (hereinafter the “Spread”) equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a controlling amount of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

        Where the Company does not exercise its option under this section 13.1, the remaining provisions of this Article XIII shall apply, to the extent applicable.

        13.2        Merger or Consolidation.Subject to section 13.1 and to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

        13.3        Other Transactions. Subject to section 13.1, dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of the dissolution, liquidation, merger or consolidation. However, the Participant either (a) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Participant an option (the “Substitute Option”) to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Participant the rights and benefits of the Option outstanding hereunder granted by the Company, or (b) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Committee shall have absolute and uncontrolled discretion to determine whether the Participant has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Participant the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of the Code.

Article XIV. Securities Registration

        14.1        Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Participant shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

        Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan or receiving shares of Restricted Stock may be required by the Company, as a condition to the issuance of the shares of Restricted Stock or shares pursuant to exercise of the Option, to make a representation in writing that he will comply with all securities laws applicable to the sale of such shares and such other restrictions as the Company may deem appropriate. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

Article XV. Tax Withholding

        15.1        Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, or upon the lapse of the Restriction Period with respect to shares of Restricted Stock, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

Article XVI. Indemnification

        16.1        Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board or Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article XVII. Requirements of Law

        17.1        Requirements of Law. The granting of Restricted Stock and Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        17.2        Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Wisconsin.

Article XVIII. Compliance with Code

        18.1        Compliance with Code. Incentive Stock Options granted hereunder are intended to qualify as “incentive stock options” under Code section 422. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code. Options granted hereunder to any person who is a “covered employee” under Code section 162(m) at any time when the Company is subject to Code section 162(m) are intended to qualify as performance-based compensation within the meaning of Code section 162(m)(4)(C). If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Options granted under this Plan to such “covered Participants” being treated as performance-based compensation under Code section 162(m).

REVOCABLE PROXY	STATE FINANCIAL SERVICES CORPORATION	COMMON STOCK

ANNUAL MEETING OF SHAREHOLDERS MAY 5, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STATE FINANCIAL SERVICES CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2004, AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The undersigned having received the Notice of Meeting and Proxy Statement dated March 22, 2004 (the “Proxy Statement”), relating to the Annual Meeting of the Shareholders of State Financial Services Corporation (the “Company”), hereby appoints Richard A. Meeusen and Thomas S. Rakow (hereinafter “Proxyholders”), as Proxies with power of substitution, hereby revoking any previous proxies, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of the Company held of record by the undersigned as of March 15, 2004 at the Annual Meeting of Shareholders of the Company to be held on May 5, 2004, and at any postponement or adjournment thereof, in accordance with the following instruction.

ANNUAL MEETING OF SHAREHOLDERS OF
STATE FINANCIAL SERVICES CORPORATION

May 5, 2004

Please date, sign and mail your proxy card in
the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
INK AS SHOWN HERE    |X|

1.	ELECTION OF DIRECTORS:
	(terms expiring at the 2007 annual meeting)	(_) Michael J. Falbo
(_) Ulice Payne Jr.
	|_| FOR ALL NOMINEES	(_) Richard A. Meeusen
	|_| WITHHOLD AUTHORITY	(_) Kristine A. Rappe
FOR ALL NOMINEES
|_| FOR ALL EXCEPT
(See instructions below)

Instruction:  To withhold authority to vote for any indicated nominee(s), mark "FOR ALL EXCEPT". and fill in the circle next to each nominee you wish to withhold, as shown here:    (X)

2.	APPROVAL OF THE PROPOSED AMENDMENTS TO THE STATE FINANCIAL SERVICES CORPORATION 1998 STOCK INCENTIVE PLAN |_| FOR |_| AGAINST |_| ABSTAIN

3.	In their discretion, the proxies may vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR DIRECTOR NOMINEES AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING IN THE DISCRETION OF THE PROXYHOLDERS APPOINTED HEREIN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN NOTICE OF REVOCATION, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

To change the address on your account, please check the box at right
and Indicate your new address in the address space above. Please note that      |_|
changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder ______________________________________ Date:____________ Signature of Shareholder ______________________________________ Date:____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign name by authorized person.